Exhibit 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Fractyl Health, Inc. (the “Company”) for the period ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2025	By:	/s/ Lisa A. Davidson
Lisa A. Davidson
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)